CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in Lakeland Financial Corporation's Registration Statement on Form S-8 (Registration # 333-48402) of our report, dated June 23, 2005, on the financial statements of the Lakeland Financial Corporation 401(k) Plan which is included in this Annual Report on Form 11-K for the year ended December 31, 2004.



                                               /s/Crowe Chizek and Company LLC
                                               Crowe Chizek and Company LLC

South Bend, Indiana
June 23, 2005